                                                                    Exhibit 99.1



Press Contacts:   Janet Skidmore        Investor Contact:     Mark Stejbach
                  (908) 423-3046                              (908) 423-5185

                  Chris Loder
                  (908) 423-3786


     MERCK ANNOUNCES FIRST-QUARTER 2003 EARNINGS PER SHARE (EPS) OF 76 CENTS

-        FIVE LARGEST PRODUCTS POST SALES GROWTH OF 19% FOR QUARTER
-        MERCK LAUNCHES SINGULAIR FOR TREATMENT OF SEASONAL ALLERGIC RHINITIS
-        COZAAR GAINS NEW INDICATION
- FDA APPROVES EMEND TO PREVENT NAUSEA AND VOMITING IN CERTAIN CHEMOTHERAPY PATIENTS
-        MERCK COMPLETES SUCCESSFUL TENDER OFFER FOR BANYU PHARMACEUTICALS

WHITEHOUSE STATION, N.J., April 21, 2003 - Merck & Co., Inc. today announced that earnings per share for the first quarter of 2003 were $0.76, a 7% increase over the same period in 2002. Consolidated net income was $1,710.4 million, compared to $1,625.0 million in the first quarter of last year. Consolidated sales grew 10% for the quarter to $13.4 billion.

         Merck's strategy of expanding its in-line franchises - ZOCOR, FOSAMAX, COZAAR and HYZAAR*, SINGULAIR and VIOXX - and broadening its portfolio of breakthrough medicines yielded solid results. In March, the U.S. Food and Drug Administration (FDA) approved EMEND, the first member in a new class of medicines to help prevent the acute and delayed nausea and vomiting associated with highly emetogenic cancer chemotherapy. Also in March, the FDA approved COZAAR as the first and only hypertension medicine to help prevent stroke in patients with hypertension and left ventricular hypertrophy (LVH). There is evidence that this benefit does not apply to black patients. During the first quarter of 2003, Merck launched a new indication for SINGULAIR for the relief of symptoms of seasonal allergic rhinitis (also known as hay fever) in adults and children as young as 2 years of age.

         "These achievements demonstrate our ability to deliver on our strategy of discovering and developing novel medicines with proven clinical outcomes," said Merck Chairman, President and Chief Executive Officer Raymond V. Gilmartin. "We believe this strategy will deliver the maximum benefit for patients and create the greatest value for our shareholders."

                                    - more -

* COZAAR and HYZAAR are registered trademarks of E.I. DuPont de Nemours & Company, Wilmington, DE, USA

         ZOCOR, FOSAMAX, COZAAR and HYZAAR, SINGULAIR and VIOXX collectively had increased sales of 19% for the first quarter of 2003, compared to the first quarter of 2002, and drove Merck's pharmaceutical sales performance. Overall, Merck's pharmaceutical sales increased 18% for the first quarter of 2003, including a 5% benefit from foreign exchange. Sales outside of the United States accounted for 37% of the company's first-quarter 2003 pharmaceutical sales. Also in the first quarter, Medco Health Solutions, Inc.'s sales increased 4% over the first quarter of 2002.

         Marketing and Administrative expenses increased 16% for the quarter. The increase for the quarter reflects the impact of additional sales representatives hired in 2002 and launch costs in support of new product introductions and new indications. Research and development expenses were $720 million for the first quarter of 2003, a 36% increase over the same period of 2002, reflecting the company's ongoing support of clinical trials and the expansion of our external alliance activities.

         The first quarter also saw the successful conclusion of Merck's tender offer for the remaining shares of Banyu Pharmaceutical Co., Ltd. that it did not already own. At the close of its tender offer, Merck had received tenders for 116,521,207 shares, thus bringing Merck's ownership to 95 percent of outstanding Banyu common stock. The increase in ownership resulted in a $90.4 million charge for acquired research.

MAJOR PRODUCTS BOOSTED BY NEW INDICATIONS, STRONG PERFORMANCE

         Merck's major in-line franchises continued to perform well in the first quarter of 2003. Each of the franchises ranks either No. 1 or 2 in its class worldwide.

         ZOCOR, Merck's cholesterol-modifying medicine, continued its solid performance with worldwide sales of $1.2 billion in the first quarter. Merck announced on March 27 that ZOCOR has been selected as the sole high-potency HMG agent (statin) for the U.S. Department of Veteran Affairs and the Department of Defense. High-potency is defined in the contract as lowering LDL-C by at least 38 percent. The new contract for ZOCOR takes effect May 1. On April 16, the FDA approved a new indication for ZOCOR based on the results of the landmark Heart Protection Study (HPS), which found that ZOCOR 40 mg was proven to save lives by reducing the risk of heart attack and stroke in patients with heart disease or diabetes regardless of cholesterol level.

         Global sales of FOSAMAX, the leading product worldwide for the treatment of postmenopausal, male and glucocorticoid-induced osteoporosis, were strong in the first quarter

                                    - more -
of 2003, reaching $812 million. FOSAMAX Once Weekly 70 mg has been launched in more than 70 markets worldwide and significant market potential remains for this medicine. Merck announced in February that it has initiated two head-to-head trials comparing the efficacy and tolerability of FOSAMAX Once Weekly 70 mg versus once-weekly risedronate 35 mg.

         Sales of COZAAR and HYZAAR worldwide were strong in the first quarter of 2003, reaching $643 million. COZAAR and HYZAAR remain the most prescribed angiotensin II antagonists (AIIAs) worldwide for the treatment of hypertension. In the first quarter, the FDA approved the use of COZAAR to reduce the risk of stroke in patients with hypertension and LVH, but there is evidence that this benefit does not apply to black patients. COZAAR is the only AIIA indicated to reduce the risk of stroke in patients with hypertension and LVH.

         The new indication is based on the Losartan Intervention for Endpoint Reduction in Hypertension (LIFE) study. In this 9,193-patient study, treatment with a regimen based on COZAAR reduced the risk of stroke (fatal and non-fatal) by 25 percent in patients with hypertension and LVH versus treatment with a regimen based on the beta-blocker atenolol. There were 232 strokes in the group treated with COZAAR and 309 in the atenolol group. In the trial, black patients with hypertension and LVH had a lower risk of stroke on atenolol than on COZAAR. Based on the LIFE study results, COZAAR is already experiencing increased growth in major markets outside the United States. In addition to the United States, 15 countries have approved new indications for COZAAR based on LIFE.

         Worldwide sales of SINGULAIR, the leading prescribed asthma controller among allergists and pediatricians, were $474 million in the first quarter. The new indication for SINGULAIR to treat seasonal allergic rhinitis represents a novel way to treat seasonal allergies because it blocks leukotrienes instead of blocking histamine.

         Merck's once-a-day coxib, VIOXX, has been launched in 77 countries worldwide. In the United States, VIOXX is the most widely prescribed and frequently preferred coxib on managed care formularies. VIOXX is the leading coxib outside the United States. Global sales for the quarter were $527 million.

         ARCOXIA, Merck's newest once-a-day coxib, has been launched outside of the United States in 23 countries in Europe, Latin America and the Asia-Pacific region. ARCOXIA has been studied in a broad range of chronic and acute indications, including osteoarthritis, adult rheumatoid arthritis, chronic low back pain, acute pain, dysmenorrhea (menstrual pain), acute gouty arthritis and ankylosing spondylitis.

         ZETIA, the new cholesterol absorption inhibitor developed and marketed by Merck/Schering-Plough Pharmaceuticals, showed strong results in the first quarter with sales of

                                     -more -

$46 million. More than 500,000 prescriptions have been written for ZETIA since it became available in the United States in mid-November, according to IMS Health. ZETIA is the first in a new class to come to market in the cholesterol management category since statins were introduced 15 years ago.

         In March, EZETROL (the brand name for ZETIA outside of the United States) successfully completed the European Union (EU) Mutual Recognition Procedure (MRP). With the completion of the MRP, the 15 EU member states (Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain, Sweden and United Kingdom) can grant national marketing authorization with unified labeling for EZETROL. EZETROL has been launched in Germany and will be introduced in additional EU countries following the completion of local market regulations and pricing and/or reimbursement approvals.

MEDCO HEALTH EXPERIENCES INCREASE IN ONLINE PRESCRIPTIONS

         Medco Health's sales on a stand-alone basis reached $8.3 billion in the first quarter, a 4% increase over the first quarter of 2002, as Medco Health managed 133 million prescriptions during the quarter. Medco Health's net income increased 71% to $102.0 million in the first quarter, compared to $59.6 million in the same period last year, primarily driven by an improvement in gross margins.

         Medco Health's home delivery service, which is the largest in the pharmacy benefit management (PBM) industry, managed 20 million prescriptions in the first quarter. Medco Health's home delivery prescriptions represent 15 percent of Medco Health's total prescription volume compared to 14 percent in the first quarter of 2002. In addition, Medco Health experienced a 37 percent increase over the first quarter of 2002 in the number of prescriptions processed through its member website at www.medcohealth.com.

         During the first quarter, Medco Health announced the selection of David
B. Snow, Jr. as its president and chief executive officer, effective March 31. Mr. Snow succeeds Richard T. Clark, who will retain the position of chairman during a transition period.

MERCK REAFFIRMS FULL-YEAR EPS GUIDANCE

         For 2003, Merck expects full-year consolidated earnings per share (EPS) of $3.40 to $3.47. The company expects a generally consistent pattern of quarterly growth in 2003, with a slightly lower growth rate in the first quarter. The full-year guidance reflects the company's continued expectation for double-digit EPS growth in the core pharmaceuticals business on a stand-alone basis and includes a full year of net income from Medco Health. However, the

                                    - more -
company's intention to separate the Medco Health business in mid-2003, subject to market conditions, remains unchanged. For the period prior to the separation, Merck will continue its practice, begun in 2002, of providing additional disclosure detailing the results of both its core pharmaceuticals business and its Medco Health business on a stand-alone basis. After the separation has occurred, Medco Health's historical results up through the separation date will be presented in the company's consolidated financial statements as Discontinued Operations, and Merck will adjust its 2003 consolidated earnings expectations to reflect the separation, as appropriate. Please see pages 6-7 of this news release for a breakdown of Merck's full-year 2003 financial guidance. Supplemental disclosures for Merck's core pharmaceuticals business on a stand-alone basis (excluding the results of Medco Health's operations) and for Medco Health on a stand-alone basis are on pages 9-14 of this release.

         Investors are invited to listen to a live webcast of Merck's first-quarter earnings conference call today at 9 a.m. EDT, by visiting Merck's corporate website at www.merck.com. The call will be available for replay on the Merck website until April 27, 2003.

ABOUT MERCK

         Merck & Co., Inc. is a global research-driven pharmaceutical products and services company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures.

ABOUT MEDCO HEALTH SOLUTIONS, INC.

         Medco Health Solutions, Inc. is the nation's leading provider of prescription healthcare services based on $33 billion in sales in 2002. Medco Health is a wholly owned and independently managed subsidiary of Merck, and assists its clients to moderate the cost and enhance the quality of prescription drug benefits provided to about 62 million Americans.

         This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the cautionary statements in Item 1 of our Form 10-K for the year ended Dec. 31, 2002, and in our periodic reports on Form 10-Q and Form 8-K (if any) which we incorporate by reference.

                                      # # #

                            MERCK FINANCIAL GUIDANCE
                                    FOR 2003

Worldwide (WW) net sales will be driven by the company's major inline products, including the impact of new studies and indications. Sales forecasts for those products for 2003 are as follows:

                                                                               WORLDWIDE
      PRODUCT                THERAPEUTIC CATEGORY                            2003 NET SALES
      -------                --------------------                            --------------
      ZOCOR                  Cholesterol modifying                        $5.6 to $5.9 billion
      Coxibs                 Arthritis and Pain                           $2.6 to $2.8 billion
      (VIOXX and ARCOXIA)
      FOSAMAX                Osteoporosis                                 $2.6 to $2.8 billion
      COZAAR/HYZAAR          Hypertension                                 $2.4 to $2.6 billion
      SINGULAIR              Asthma and Seasonal Allergic Rhinitis        $2.0 to $2.3 billion

- Under an agreement with AstraZeneca (AZN), Merck receives supply payments at predetermined rates on the U.S. sales of certain products by AZN, most notably PRILOSEC and NEXIUM. In 2003, Merck anticipates a double-digit percentage growth in total supply payments that the company receives from AZN.

- The income contribution related to the Merck and Schering-Plough collaboration will be negative in 2003. This reflects that sales of ezetimibe will be more than offset by launch expenses for the product and ongoing joint venture R&D spending. The results of the Merck and Schering-Plough collaboration are combined with the results of Merck's other joint venture relationships and reported, in the aggregate, as Equity Income from Affiliates.

- Merck continues to expect that manufacturing productivity will offset inflation on product cost in the core pharmaceuticals business.

- Research and Development expense (which excludes joint ventures) is anticipated to increase at a mid-teens percentage growth rate over the full-year 2002 level.

- Consolidated Marketing and Administrative expense for 2003 is estimated to grow at a mid-single digit percentage rate over the full-year 2002 expense.

- The consolidated 2003 tax rate is estimated to be approximately 29.5 percent to 30.5 percent.

- Merck plans to continue its stock buyback program during 2003. As of March 31, 2003, $11.3 billion remains under the current buyback authorizations approved by Merck's Board of Directors.

- Medco Health net income on a stand-alone basis is estimated to grow 20 percent to 25 percent for full-year 2003.




                                    - more -

         Given these guidance elements, Merck & Co., Inc. anticipates full-year 2003 consolidated earnings per share (EPS) of $3.40 to $3.47. The company expects a generally consistent pattern of quarterly growth in 2003, with a slightly lower growth rate in the first quarter. The full-year guidance reflects the company's continued expectation for double-digit EPS growth in the core pharmaceuticals business on a stand-alone basis and includes a full year of net income from Medco Health Solutions, Inc. However, the company's intention to separate the Medco Health business in mid-2003, subject to market conditions, remains unchanged. For the period prior to the separation, Merck will continue its practice, begun in 2002, of providing additional disclosure detailing the results of both its core pharmaceuticals business and its Medco Health business on a stand-alone basis. After the separation has occurred, Medco Health's historical results up through the separation date will be presented in the company's consolidated financial statements as Discontinued Operations, and Merck will adjust its 2003 consolidated earnings expectations to reflect the separation, as appropriate.

         This document contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the cautionary statements in Item 1 of our Form 10-K for the year ended Dec. 31, 2002, and in our periodic reports on Form 10-Q and Form 8-K (if any) which we incorporate by reference.

                                      # # #

The following table shows the financial results for Merck & Co., Inc. and subsidiaries for the quarter ended March 31, 2003, compared with the corresponding period of the prior year.


                                                                        Merck & Co., Inc.
                                                                      Consolidated Results
                                                         (In Millions Except Earnings per Common Share)
                                                                     Quarter Ended March 31
                                                         ----------------------------------------------
                                                                                                %
                                                           2003              2002             Change
                                                           ----              ----             ------
Sales                                                   $13,388.4         $12,169.3            10%

Costs, Expenses and Other
Materials and production                                  8,450.5           7,980.7             6
Marketing and administrative                              1,701.4           1,464.8             16
Research and development                                    720.3             530.3             36
Acquired research                                            90.4                --              *
Equity income from affiliates                               (97.3)           (171.8)           -43
Other (income) expense, net                                  59.2              43.8             35

Income Before Taxes                                       2,463.9           2,321.5             6

Taxes on Income **                                          753.5             696.5

Net Income                                                1,710.4           1,625.0             5

Basic Earnings per Common Share                             $0.76             $0.72             6

Earnings per Common Share
Assuming Dilution                                           $0.76             $0.71             7

Average Shares Outstanding                                2,244.3           2,271.3

Average Shares Outstanding
Assuming Dilution                                         2,262.1           2,294.8






         * Not meaningful

         ** The effective tax rate was 30.6% and 30.0% for the first quarter of 2003 and 2002, respectively.

                                    - more -

SUPPLEMENTAL DISCLOSURE

         In anticipation of the establishment of Medco Health Solutions, Inc. ("Medco Health") as a separate publicly-traded company, the company is voluntarily providing the current and prior year period operating results of the company's core pharmaceuticals business on a stand-alone basis excluding Medco Health, and the current and prior year period operating results of Medco Health on a stand-alone basis. The Merck core pharmaceuticals business stand-alone operating results and the Medco Health stand-alone operating results may not be indicative of the consolidated operating results of either Merck or Medco Health in the future, or what they would have been had Medco Health been a separate company during the periods presented.

         In accordance with the SEC's recently enacted Regulation G, the company is also providing a reconciliation, for the periods indicated, of the stand-alone operating results of the company's core pharmaceuticals business and Medco Health to the Merck consolidated results. The combination of the stand-alone operating results of the Merck core pharmaceuticals business and Medco Health will not equal Merck's consolidated operating results. The necessary consolidating adjustments primarily relate to the elimination of revenues and cost of sales associated with sales of Merck products through Medco Health that are included in the stand-alone operating results of both the core pharmaceuticals business and Medco Health. The adjustments also include the elimination of revenues and expenses relating to services provided to Merck by Medco Health and, in 2002, the elimination of expenses for certain shared services (such as accounting, treasury, legal, and human resources) that are included in both the core pharmaceuticals and Medco Health stand-alone results. Additionally, an adjustment has been made to reflect the appropriate effective income tax rate on a consolidated basis.

                                      # # #

                                                                       Merck & Co., Inc.
                                                                  Core Pharmaceuticals Business
                                                                     On a Stand-alone Basis
                                                         (In Millions Except Earnings per Common Share)
                                                                     Quarter Ended March 31
                                                -----------------------------------------------------------
                                                                                                       %
                                                  2003                        2002                   Change
                                                  ----                        ----                   ------
Sales                                           $5,571.4                    $4,802.4                  16%

Costs, Expenses and Other
Materials and production                         1,046.8                       864.1                  21
Marketing and administrative                     1,547.2                     1,343.3                  15
Research and development                           720.3                       530.3                  36
Acquired research                                   90.4                          --                   *
Equity income from affiliates                      (97.3)                     (171.8)                -43
Other (income) expense, net                         47.8                        23.4                  **

Income Before Taxes                              2,216.2                     2,213.1                  --

Taxes on Income                                    671.2                       655.1

Net Income                                       1,545.0                     1,558.0                  -1

Average Shares Outstanding Assuming
Dilution                                         2,262.1                     2,294.8

Earnings per Common Share Assuming
Dilution                                           $0.68                       $0.68                  --









         *  Not meaningful
         ** > 100%

                                    - more -

                                                              Medco Health Solutions, Inc.
                                                                 On a Stand-alone Basis
                                                                     (In Millions)
                                                             Fiscal Quarter Ended March 29
                                                  --------------------------------------------------------
                                                  March 29                  March 30                  %
                                                    2003                      2002                  Change
                                                    ----                      ----                  ------
Sales                                             $8,334.1                  $8,016.1                  4%

Costs, Expenses and Other
Materials and production                           7,984.6                   7,757.8                   3
Marketing and administrative                         163.0                     135.2                  21
Other (income) expense, net                           11.9                      20.4                 -42

Income before taxes                                  174.6                     102.7                  70

Taxes on Income                                       72.6                      43.1

Net income                                           102.0                      59.6                  71








         Note 1: Included in Sales and Materials and production are retail co-payments of approximately $1,677.4 million and $1,640.0 million for the first quarter of 2003 and 2002, respectively. The retail co-payments are recorded as revenue because under Medco Health's contracts with its clients and affiliated retail pharmacies, Medco Health is principally responsible for managing the entire drug transaction, including the co-payment. It is also important to note that for each co-payment included in Medco Health's Sales there is a corresponding offset in Materials and production, so Net income is not affected by this accounting.

                                    - more -

                                Merck & Co., Inc.
      2003 Reconciliation from Core Pharmaceuticals to Consolidated Results
                          Quarter Ended March 31, 2003
                ($ in Millions Except Earnings per Common Share)

                                                             Quarter Ended March 31, 2003
                                        -----------------------------------------------------------------
                                         Merck Core
                                      Pharmaceuticals      Medco Health                         Merck
                                      on a Stand-alone     Stand-alone                       Consolidated
                                           Basis              Basis         Adjustments         Results
                                        -----------        -----------       --------        ------------
Sales                                   $   5,571.4        $   8,334.1       $ (517.1)       $   13,388.4

Costs, Expenses and Other
   Materials & Production                   1,046.8            7,984.6         (580.9)            8,450.5
   Marketing & Administrative               1,547.2              163.0           (8.8)            1,701.4
   Research & Development                     720.3                 --             --               720.3
   Acquired Research                           90.4                 --             --                90.4
   Equity Income                              (97.3)                --             --               (97.3)
   Other (Income)/Expense, net                 47.8               11.9           (0.5)               59.2

Income before Taxes                         2,216.2              174.6           73.1             2,463.9

Taxes on Income                               671.2               72.6            9.7               753.5

Net Income                                  1,545.0              102.0           63.4             1,710.4

Average Shares Outstanding Assuming
Dilution                                    2,262.1                                               2,262.1

Earnings Per Common Share Assuming
Dilution                                      $0.68              $0.05*         $0.03               $0.76


Product Gross Margin %                         81.2%               4.2%                              36.9%

Net Margin %                                   27.7%               1.2%                              12.8%


* This is not indicative of the earnings per share that will be reported by Medco Health after the separation as the average shares outstanding for Medco Health on a stand-alone basis will be different from Merck's average shares outstanding.

                                    - more -

                                Merck & Co., Inc.
      2002 Reconciliation from Core Pharmaceuticals to Consolidated Results
                          Quarter Ended March 31, 2002
                ($ in Millions Except Earnings per Common Share)


                                                          Quarter Ended March 31, 2002
                                        -----------------------------------------------------------------
                                         Merck Core
                                       Pharmaceuticals     Medco Health                        Merck
                                      on a Stand-alone     Stand-alone                       Consolidated
                                           Basis              Basis         Adjustments        Results
                                        -----------        -----------       --------        ------------
Sales                                   $   4,802.4        $   8,016.1       $ (649.2)       $   12,169.3

Costs, Expenses and Other
   Materials & Production                     864.1            7,757.8         (641.2)            7,980.7
   Marketing & Administrative               1,343.3              135.2          (13.7)            1,464.8
   Research & Development                     530.3                 --             --               530.3
   Equity Income                             (171.8)                --             --              (171.8)
   Other (Income)/Expense, net                 23.4               20.4             --                43.8

Income before Taxes                         2,213.1              102.7            5.7             2,321.5

Taxes on Income                               655.1               43.1           (1.7)              696.5

Net Income                                  1,558.0               59.6            7.4             1,625.0

Average Shares Outstanding Assuming
Dilution                                    2,294.8                                               2,294.8

Earnings Per Common Share Assuming
Dilution                                      $0.68              $0.03 *        $0.00               $0.71


Product Gross Margin %                         82.0%               3.2%                              34.4%

Net Margin %                                   32.4%               0.7%                              13.4%


* This is not indicative of the earnings per share that will be reported by Medco Health after the separation as the average shares outstanding for Medco Health on a stand-alone basis will be different from Merck's average shares outstanding.

                                    - more -

                                Merck & Co., Inc.
     2002 Reconciliation from Core Pharmaceuticals to Consolidated Results
                      Twelve Months Ended December 31, 2002
                ($ in Millions Except Earnings per Common Share)

                                                           Twelve Months Ended December 31, 2002
                                           ---------------------------------------------------------------------
                                            Merck Core
                                          Pharmaceuticals      Medco Health                            Merck
                                          on a Stand-alone     Stand-alone                          Consolidated
                                               Basis               Basis          Adjustments         Results
                                           ------------        ------------       ----------        ------------
Sales                                      $   21,445.8        $   32,958.5       $ (2,614.0)       $   51,790.3

Costs, Expenses and Other
   Materials & Production                       3,907.1            31,657.7         (2,511.2)           33,053.6
   Marketing & Administrative                   5,652.2               587.7            (53.1)            6,186.8
   Research & Development                       2,677.2                  --               --             2,677.2
   Equity Income                                 (644.7)                 --               --              (644.7)
   Other (Income)/Expense, net                    202.3                92.8              8.7               303.8

Income before Taxes                             9,651.7               620.3            (58.4)           10,213.6

Taxes on Income                                 2,856.9               258.7            (51.5)            3,064.1

Net Income                                      6,794.8               361.6             (6.9)            7,149.5

Average Shares Outstanding Assuming
Dilution                                        2,277.0                                                  2,277.0

Earnings Per Common Share Assuming
Dilution                                          $2.98               $0.16 *          $0.00               $3.14


Product Gross Margin %                             81.8%                3.9%                                36.2%

Net Margin %                                       31.7%                1.1%                                13.8%


* This is not indicative of the earnings per share that will be reported by Medco Health after the separation as the average shares outstanding for Medco Health on a stand-alone basis will be different from Merck's average shares outstanding.

                                      # # #